Exhibit (b)

CLAREMONT SHARES TRUST

BYLAWS

These Bylaws, dated as of June 25, 2009, of the CLAREMONT SHARES TRUST (the “Trust”), a Delaware statutory trust, are subject to the Trust Instrument of the Trust, also dated as of June 25, 2009 as from time to time amended, supplemented or restated (the “Trust Instrument”).  Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

ARTICLE I

PRINCIPAL OFFICE

The principal office of the Trust shall be located in Summit, New Jersey or such other location as the Trustees may, from time to time, determine.  The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II

OFFICERS AND THEIR ELECTION

SECTION 2.01 OFFICERS.  The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees may from time to time elect.  The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.  It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

SECTION 2.02 ELECTION OF OFFICERS.  The officers shall be chosen by the Trustees.  Two or more offices may be held by a single person except the offices of President and Secretary.  Subject to the provisions of Section 3.13 hereof, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees.  The Chief Compliance Officer must be designated, and his compensation approved, by the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)

SECTION 2.03 RESIGNATIONS.  Any officer of the Trust may resign, notwithstanding Section 2.02 hereof, by filing a written resignation with the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

ARTICLE III

POWERS AND DUTIES OF OFFICERS AND TRUSTEES

SECTION 3.01 MANAGEMENT OF THE TRUST.  The business and affairs of the Trust shall be managed by, or under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or with these Bylaws.

SECTION 3.02 EXECUTIVE AND OTHER COMMITTEES.  The Trustees may elect from their own number an executive committee, which shall have any or all of the powers of the Board of

Trustees while the Board of Trustees is not in session.  The Trustees may also elect from their own number other committees from time to time.  The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees.  All members of such committees shall hold such offices at the pleasure of the Trustees, and the Trustees may abolish any of the committees at any time.  Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.  The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

SECTION 3.03 COMPENSATION.  Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

SECTION 3.04 CHAIRMAN OF THE BOARD OF TRUSTEES.  The Trustees may appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence.  He shall perform such other duties as the Trustees may from time to time designate.

SECTION 3.05 PRESIDENT.  The President, who shall act as the chief executive officer of the Trust subject to the direction of the Trustees, shall oversee implementation of the policies of the Trust and be responsible for general administration of the Trust.  Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, process, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof.  The President shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust.  The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 3.06 TREASURER.  The Treasurer shall be the principal financial and accounting officer of the Trust.  He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law.  He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require.  The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.07 SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings.  He shall have the custody of the seal of the Trust.  The Secretary shall perform such additional duties as the Trustees may from time to time designate.

SECTION 3.08 CHIEF COMPLIANCE OFFICER.  The Chief Compliance Officer shall be the person designated by the Board of Trustees to administer the Trust’s written policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act.  The Chief Compliance Officer may be affiliated with one of the Trust’s service providers or may be an independent person engaged to perform such function.  The Chief Compliance Officer’s designation and his compensation must be approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act.  The Chief Compliance Officer serves at the pleasure of the Trustees and may only be removed from his responsibilities by action of, and approval of, the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act.  The Chief Compliance Officer must provide, at least annually, a written report to the Board of Trustees that addresses the operation of the Trust’s compliance policies and procedures, and the written compliance policies and procedures of the Trust’s service providers, any material changes to those policies and procedures since the date of the most recent written report, and any material changes to the policies and procedures recommended as a result of the annual review of such policies and procedures.  The Chief Compliance Officer must no less frequently than annually, meet separately with the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act

SECTION 3.09 VICE PRESIDENT.  Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate.  At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents) present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 3.10 ASSISTANT TREASURER.  Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

SECTION 3.11 ASSISTANT SECRETARY.  Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 3.12 SUBORDINATE OFFICERS.  The Trustees from time to time may appoint such officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.  The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

SECTION 3.13 SURETY BONDS.  The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the Investment Company Act of 1940 (the “1940 Act”) and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his hands.

SECTION 3.14 REMOVAL.  Any officer may be removed from office, with or without cause, whenever in the judgment of the Trustees the best interests of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees.  In addition, any officer or agent appointed in accordance with the provisions of Section 3.12 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

SECTION 3.15 REMUNERATION.  The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

ARTICLE IV

SHAREHOLDERS’ MEETINGS

SECTION 4.01 SPECIAL MEETINGS.  A special meeting of the shareholders shall be called by the Secretary as provided in the Trust Instrument.  If the Secretary, when so ordered or requested,  refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.  If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting.

SECTION 4.02 NOTICES. Except as provided in Section 4.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder.  Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy.  Notice of adjournment of a Shareholder’s meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

SECTION 4.03 VOTING-PROXIES.  Subject to the provisions of the Trust Instrument, shareholders entitled to vote may vote either in person or by proxy.  A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (by manual signature, typewriting, telegraphic transmission, facsimile, other electronic or computerized means or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact.  Proxies may be given by any electronic or computerized or telecommunication device except as otherwise provided in the Trust Instrument or determined by the Trustees.  The placing of a Shareholder’s name on a proxy instruction transmitted by telephone, computer, other electronic means or otherwise pursuant to procedures reasonably designed, as determined by the Trustees, to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder.  Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted.  A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them.  Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.  A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger.  At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.  Except as otherwise provided herein or in the Trust Instrument, as these Bylaws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 4.04 PLACE OF MEETING.  All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

SECTION 4.05 ACTION WITHOUT A MEETING.  Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust.  Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

SECTION 4.06 ABSTENTIONS AND BROKER NON-VOTES. Shares that (a) abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (b) are held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted with respect to such proposal or proposals.

ARTICLE V

TRUSTEES’ MEETINGS

SECTION 5.01 SPECIAL MEETINGS.  Special meetings of the Trustees may be called orally or in writing by individual notice from the Chairman of the Board of Trustees, the President, or joint notice from any two other Trustees.

SECTION 5.02 REGULAR MEETINGS.  Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

SECTION 5.03 QUORUM.  A majority of the Trustees shall constitute a quorum for the transaction of business at any meeting and an action of a majority of the Trustees in attendance constituting a quorum shall constitute action of the Trustees.

SECTION 5.04 NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each of the Trustees, as provided for in Section 4.04 of the Trust Instrument.  A written notice may be delivered, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

SECTION 5.05 PLACE OF MEETING.  All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate.  Any meeting may adjourn to any place.

SECTION 5.06 SPECIAL ACTION.  When all the Trustees shall be present at any meeting however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the records of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 5.07 ACTION BY CONSENT.  Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees’ meeting.  Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

SECTION 5.08 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Except when presence in person is required at a meeting under the 1940 Act or other applicable laws, Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting are able to communicate with each other, and such participation shall constitute presence in person at such meeting.  Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

ARTICLE VI

FISCAL YEAR; REGISTERED OFFICE AND REGISTERED AGENT

SECTION 6.01 FISCAL YEAR.  The fiscal year of the Trust and of each Series of the Trust shall end on June 30th of each year; provided that the last fiscal year of the Trust and each Series shall end on the date on which the Trust or each such Series is terminated, as applicable; and further provided that the Trustees by resolution and without a Shareholder vote may at any time change the fiscal year of the Trust and of any or all Series (and the Trust and each Series may have different fiscal years as determined by the Trustees).

SECTION 6.02 REGISTERED OFFICE AND REGISTERED AGENT.  The initial registered office of the Trust in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The registered agent of the Trust at such location shall be The Corporation Trust Company; provided that the Trustees by resolution and without a Shareholder vote may at any time change the Trust’s registered office or its registered agent, or both.

ARTICLE VII

INSPECTION OF BOOKS

The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

ARTICLE VIII

INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person (as defined in Section 10.02 of the Trust Instrument) or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and claimed by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE IX

SEAL

The seal of the Trust shall be circular in form and bear the following inscription:

CLAREMONT SHARES TRUST

MAY 1, 2009

THE STATE OF DELAWARE